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                                                                      EXHIBIT 21


                              CANTEL MEDICAL CORP.

                           SUBSIDIARIES OF REGISTRANT

                                 ---------------

Carsen Group Inc.                   (Amalgamated under the laws of Ontario,
                                    Canada)

MediVators, Inc.                    (Incorporated under the laws of Minnesota)

Minntech Corporation                (Incorporated under the laws of Minnesota)